
                                            Eastern Edison Consolidated
                                                     Balance Sheet
                                         Actual as of September 30, 1998
                                                                            Eastern
                                            Eastern                         Edison
Assets                         Montaup       Edison        Eliminations    Consolidated

   Net Utility Plant            384,687      151,234                       535,921

   Net Non-Utility Property       2,447           96                         2,543
   Inv. Subsidaries              13,130      336,332       (336,332)        13,130

   Other Investments                 44           10                            54
       Total                    400,308      487,672       (336,332)       551,648

   Current Assets                74,642       57,126        (61,091)        70,677


   Deferred Debits and
     Other Non Current Assets   156,992       19,218                       176,210
       Total Assets             631,942      564,016       (397,423)       798,535

                                            Proforma                 Eastern Edison Consolidated
                                        Adjusting Entries                Proforma Balance Sheet
                                                                                                                   Eastern
                                                Eastern                              Eastern                        Edison
Assets                           Montaup         Edison               Montaup         Edison        Eliminations  Consolidated

   Net Utility Plant              (72,000) <F1>                         312,687        151,234                       463,921

   Net Non-Utility Property                                              2,447             96                         2,543
   Inv. Subsidaries                             (316,514) <F5>           13,130         19,818        (19,818)        13,130

   Other Investments                                                        44             10                            54
       Total                      (72,000)      (316,514)              328,308        171,158        (19,818)       479,648

   Current Assets                  95,600  <F1>  316,514  <F5>          84,642         67,126        (61,091)        90,677
                                  230,914  <F2> (165,000) <F6>
                                 (223,014) <F3>  (41,514) <F7>
                                  (93,500) <F4> (100,000) <F8>

   Deferred Debits and
     Other Non Current Assets                                          156,992         19,218                       176,210
       Total Assets               (62,000)      (306,514)              569,942        257,502        (80,909)       746,535


                                                                            Eastern
                                              Eastern                        Edison
Liabilities                    Montaup        Edison        Eliminations    Consolidated

Capitalization
   Common Stock                  58,600         72,284        (58,600)        72,284
   Other Paid in Capital         29,528         47,206        (29,528)        47,206
   Retained Earnings             73,790         99,461        (73,790)        99,461
       Total Common Equity      161,918        218,951       (161,918)       218,951

   Redeemable Pref. Stock         1,500         30,000         (1,500)        30,000
   Preferred Stock Exp/Premium                  (2,097)                       (2,097)
   Long Term Debt               172,914        162,541       (172,914)       162,541

       Total Capitalization     336,332        409,395       (336,332)       409,395

Short term debt                                 52,195                        52,195
Other Current Liabilities        46,734         67,764        (61,091)        53,407

Deferred Credits and Other
   Non-current Liabilities      248,876         34,662                       283,538


   Securitization Financing
       Total Liabilities        631,942        564,016       (397,423)       798,535

                                                                                                                     Eastern
                                                  Eastern                              Eastern                        Edison
Liabilities                        Montaup         Edison               Montaup         Edison        Eliminations  Consolidated

Capitalization
   Common Stock                     (58,600) <F3>  (50,000) <F8>                         22,284                        22,284
   Other Paid in Capital            (29,528) <F4>  (50,000) <F8>                         (2,794)                       (2,794)
   Retained Earnings                (63,972) <F4>  (41,514) <F7>           9,818         57,947         (9,818)        57,947
       Total Common Equity         (152,100)      (141,514)                9,818         77,437         (9,818)        77,437

   Redeemable Pref. Stock            (1,500) <F3>  (30,000) <F7>
   Preferred Stock Exp/Premium                           0                               (2,097)                       (2,097)
   Long Term Debt                  (162,914) <F3>  (83,000) <F7>          10,000         79,541        (10,000)        79,541

       Total Capitalization        (316,514)      (254,514)               19,818        154,881        (19,818)       154,881

Short term debt                                    (52,000) <F6>                            195                           195
Other Current Liabilities                                                 46,734         67,764        (61,091)        53,407

Deferred Credits and Other
   Non-current Liabilities           56,800  <F1>                        272,476         34,662                       307,138
                                    (22,300) <F1>
                                    (10,900) <F1>
   Securitization Financing         230,914  <F2>                        230,914                                      230,914
       Total Liabilities            (62,000)      (306,514)              569,942        257,502        (80,909)       746,535



Proforma Adjusting Entries
Montaup Electric Company

<F1> Dr.      Current Assets - Cash                         95,600
              Non-Current Liabilities - Accum def tax -     22,300
              Non-Current Liabilities - Accum def tax -     10,900
              Cr.      Net Plant                                       72,000
                       Non-Current Liabilities - Regulatory Liabili    56,800
    To record the proceeds of the asset sales divestiture and associated tax accruals and payment


<F2> Dr.      Current Assets - Cash                        230,914
              Cr.      Securitization Financing                       230,914
    To record securitization financing proceeds


<F3> Dr.      Common Stock                                  58,600
              Redeemable Preferred Stock                     1,500
              Long Term Debt                               162,914
              Cr.      Current Assets - Cash                          223,014
    To record recapitalization of Montaup


<F4> Dr.      Retained Earnings                             63,972
              Other Paid in Capital                         29,528
              Cr.      Current Assets - Cash                           93,500
    To record Dividends Paid to Eastern Edison out of Unearned Surplus
    (Other Paid in Capital) in recapitalization and of Montaup


Eastern Edison Company

<F5> Dr.      Current Assets - Cash                        316,514
              Cr.      Investment in Subsidiary                       316,514
     To record the redemption and repurchase of Montaup securities


<F6> Dr.       Redeemable Preferred Stock                    30,000
               Long Term Debt                                83,000
               Current Liabilities - Short Term Debt         52,000
               Cr.     Current Assets - Cash                          165,000
     To record redemption of Eastern Edison securities and Short Term Debt


<F7> Dr.       Retained Earnings                             41,514
               Cr.     Current Assets - Cash                           41,514
     To record Dividends Paid to EUA in recapitalization of Eastern Edison


<F8> Dr.       Common Stock                                  50,000
               Other Paid in Capital                         50,000
               Cr.     Current Assets - Cash                          100,000
     To record repurchase of Common Stock and Dividends out of Unearned Surplus
